Exhibit 99.1

Herbalife Nutrition Achieves Double Digit Net Sales Growth in 2018 and Updates Growth Projections for 2019

LOS ANGELES--(BUSINESS WIRE)--February 19, 2019--Herbalife Nutrition Ltd. (NYSE: HLF) today reported financial results for the fourth quarter and full year ended December 31, 2018:

“In 2018, we continued to show the strength of our business in providing premier nutrition products to distributors and consumers around the world. We achieved double digit net sales growth and record volume points, enhancing our value for shareholders. In 2019, our momentum will continue as global trends drive demand for our products and business opportunity, and our distributors deliver value to their customers.” - Michael O. Johnson, Chairman and CEO of Herbalife Nutrition

QUARTER AND FULL YEAR HIGHLIGHTS

  Reported net sales of $4.9 billion for the full year 2018, increased 10% compared to full year 2017. Fourth quarter reported net sales of $1.2 billion increased 9% compared to the prior year period.
  Record full year 2018 volume points of 5.9 billion, increased 10% compared to 20171.
  Full year 2018 reported diluted EPS of $1.98 and adjusted2 earnings of $2.88 per adjusted3 diluted share, compared to $1.29 and $2.43 respectively, for the full year 2017, which were negatively impacted by expenses of approximately $14.1 million or $0.07 per share related to the China Growth and Impact Investment Program.
  Fourth quarter reported diluted EPS of $0.34 and adjusted2 earnings of $0.63 per adjusted3 diluted share, which were negatively impacted by expenses of approximately $8.2 million or $0.04 per diluted share related to the China Growth and Impact Investment Program.
  Reiterating FY 2019 volume point guidance range of 4.0% - 8.0% growth, as well as reported and adjusted1 diluted EPS guidance of $2.34 - $2.74 and $2.70 – $3.10, respectively.
  Record worldwide sales leader retention of 67.9%.

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1 Excluding adjustments to volume point values in 2018, the year over year change would have been an increase of 9.0%. See Regional Volume Point Metrics below.

2 Adjusted diluted EPS is a non-GAAP measure and, for guidance purposes, excludes the impact of: non-cash interest expense associated with the Company’s convertible notes and expenses related to regulatory inquiries. Adjusted diluted EPS for reported results purposes, excludes the impact of the foregoing as well as expenses relating to challenges to the Company’s business model, contingent value rights revaluation, loss on extinguishment of convertible debt, loss on extinguishment of the Company’s 2017 senior secured credit facility, Venezuela currency devaluation. expenses relating to FTC Consent Order implementation, China grant income, and U.S. tax reform impact. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why we believe these non-GAAP measures are useful.

3 See Schedule A - “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted diluted share count to reported diluted share count and a discussion of why the share count has been adjusted for purposes of calculating adjusted diluted EPS for the fourth quarter of 2017 and 2018, and full year 2018.

Fourth Quarter and Full Year 2018 Key Metrics4

Regional Volume Point Metrics

	Volume Points		Volume Points
Region	Q4 '18 (mil)	Yr/Yr % Chg	FY '18 (mil)	Yr/Yr % Chg
Asia Pacific	355.5	29.8%	1,291.4	18.6%
North America	280.5	11.8%	1,229.4	11.9%
EMEA	302.6	11.3%	1,219.9	12.1%
Mexico	228.6	10.1%	920.5	5.2%
China	155.2	3.7%	669.2	5.7%
South & Central America	138.6	(9.4%)	561.6	(5.4%)
Worldwide Total (a)	1,461.0	11.8%	5,892.0	9.5%

(a) During 2018, the Company adjusted volume point values for certain products in Mexico, North America and South & Central America. Excluding these adjustments, the worldwide total year over year change in volume points would have been an increase of 11.1% for the fourth quarter and 9.0% for the full year.

________________________________________

4 Supplemental tables that include Average Active Sales Leader and additional business metrics can be found at http://ir.Herbalife.com.

Regional Net Sales and Foreign Exchange (“FX”) Impact

	Reported Net Sales	Growth/Decline	Growth/Decline
Region	4Q’18 (mil)	including FX	excluding FX
		vs. 4Q ‘17	vs. 4Q ‘17
Asia Pacific	$280.5	22.1%	28.4%
North America	$214.6	11.7%	11.7%
EMEA	$232.9	5.7%	13.5%
Mexico	$114.5	6.0%	10.6%
China	$242.1	11.1%	16.1%
South & Central America (a)	$102.0	(18.5%)	2,440.6%
Worldwide Total	$1,186.6	8.5%	294.3%
South & Central America excl. Venezuela (a)	$101.1	(16.5%)	(5.8%)
Worldwide Total excl. Venezuela (a)	$1,185.7	8.9%	14.4%

	Reported Net Sales	Growth/Decline	Growth/Decline
Region	FY’18 (mil)	including FX	excluding FX
		vs. FY ‘17	vs. FY ‘17
Asia Pacific	$1,053.4	15.0%	16.7%
North America	$948.3	12.9%	12.8%
EMEA	$977.0	12.5%	12.4%
Mexico	$467.9	5.7%	7.8%
China	$1,007.6	13.7%	11.3%
South & Central America (a)	$437.6	(7.7%)	858.7%
Worldwide Total	$4,891.8	10.5%	103.4%
South & Central America excl. Venezuela (a)	$423.4	(8.7%)	(1.1%)
Worldwide Total excl. Venezuela (a)	$4,877.6	10.4%	11.3%

(a) Venezuela was impacted by significant price increases and erosion in foreign currency exchange rates. Venezuela represents less than 1% of the Company’s consolidated net sales. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for Venezuela is useful.

Outlook

Following is the Company’s first quarter and full year 2019 guidance based on current business trends:

	Three Months Ending		Twelve Months Ending
	March 31, 2019		December 31, 2019
	Low	High	Low	High
Volume Point Growth vs 2018 (a)	4.0%	8.0%	4.0%	8.0%
Net Sales Growth vs 2018 (b)	0.5%	4.5%	4.0%	8.0%
Diluted EPS (b) (c)	$0.51	$0.61	$2.34	$2.74
Adjusted Diluted EPS (b) (c) (d)	$0.60	$0.70	$2.70	$3.10
Cap Ex ($ millions)	$30.0	$40.0	$135.0	$175.0
Effective Tax Rate (b) (c)	30.0%	34.0%	29.0%	33.0%
Adjusted Effective Tax Rate (b) (c) (d)	27.0%	31.0%	27.0%	31.0%
Net Sales Growth vs. 2018 (Currency Adjusted) (b) (e)	6.5%	10.5%	5.7%	9.7%
Adjusted Diluted EPS (Currency Adjusted) (b) (c) (d) (e)	$0.68	$0.78	$2.92	$3.32

(a) The Company is evaluating our current approach to assigning and maintaining volume point values for certain products or markets. Guidance excludes any future potential impact of volume point adjustments, which may have an impact on the use of volume points as a proxy for sales trends in future periods.

(b) Excludes any future potential Venezuela currency devaluations and associated pricing and inflationary consequences.

(c) Excludes the following items that cannot be accurately predicted: any future potential ongoing tax effects from the exercise of equity awards that could impact the Company's tax rate due to the stock compensation accounting standard, any future contingent value rights revaluation, benefits from future potential China grant income, any future potential dilution from the Company’s convertible notes due in 2019 and 2024, as well as any impact of the China Growth and Impact Investment Program.

(d) Adjusted diluted EPS and adjusted effective tax rate excludes the impact of: non-cash interest expense associated with the Company’s convertible notes and expenses related to regulatory inquiries, as detailed in Schedule A. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why the Company believe these non-GAAP measures are useful.

(e) Currency adjusted net sales and adjusted diluted EPS represent projections translated into US dollars at currency rates equal to the average rates used to translate 2018 full year net sales and diluted EPS and adjusted for items such as hedging gains/losses and Venezuela to be directly comparable to 2018 values.

  With respect to guidance, the Company cannot accurately predict the impact to its share base from any share repurchases in 2019. Accordingly, any impact thereof is excluded from the guidance tables above.
  Guidance is based on the average daily exchange rates during the first three weeks of January 2019.
  Adjusted1 diluted EPS guidance for the first quarter 2019 includes a projected currency headwind of approximately $0.08 per diluted share versus the first quarter of 2018.
  Full year 2019 adjusted1 diluted EPS guidance includes a projected currency headwind of approximately $0.22 per diluted share, $0.03 favorable compared to the impact included in the initial full year 2019 guidance provided on October 30, 2018 and reaffirmed on January 9, 2019.

Earnings Conference Call

Herbalife Nutrition senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, February 19, 2019, at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (877) 317-1296, and (262) 320-2006 for international callers (conference ID: 1198534). Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://ir.Herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID: 1198534). The webcast of the teleconference will be archived and available on Herbalife Nutrition's website.

About Herbalife Nutrition Ltd.

Herbalife Nutrition is a global nutrition company whose purpose is to make the world healthier and happier. The Company has been on a mission for nutrition - changing people's lives with great nutrition products and programs - since 1980. Together with our Herbalife Nutrition independent distributors, we are committed to providing solutions to poor nutrition and obesity, an aging population, and skyrocketing public healthcare costs, while also providing a means for entrepreneurs of all ages to pursue a business opportunity. Herbalife Nutrition offers high-quality, science-backed products, most of which are produced in Company-operated facilities, one-on-one coaching with an Herbalife Nutrition independent distributor, and a supportive community approach that inspires customers to embrace a healthier, more active lifestyle.

Herbalife Nutrition’s targeted nutrition, weight-management, energy and fitness and personal care products are available exclusively to and through its independent distributors in more than 90 countries.

Through its corporate social responsibility efforts, Herbalife Nutrition supports the Herbalife Nutrition Foundation (HNF) and its Casa Herbalife programs to help bring good nutrition to children in need. Herbalife Nutrition is also proud to sponsor more than 190 world-class athletes, teams and events around the globe.

Herbalife Nutrition has approximately 8,900 employees worldwide, and its shares are traded on the New York Stock Exchange (NYSE: HLF) with net sales of approximately $4.9 billion in 2018. To learn more, visit Herbalife.com or IAmHerbalife.com.

Herbalife Nutrition also encourages investors to visit its investor relations website at ir.herbalife.com as financial and other information is updated and new information is posted.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  our relationship with, and our ability to influence the actions of, our Members;
  improper action by our employees or Members in violation of applicable law;
  adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling markets in which we operate;
  legal challenges to our network marketing program;
  the Consent Order entered into with the FTC, the effects thereof and any failure to comply therewith;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third-party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to interpretation and enforcement of legislation in China governing direct selling and anti-pyramiding;
  our inability to obtain or maintain the necessary licenses for our direct selling business; in China and elsewhere;
  adverse changes in the Chinese economy;
  our dependence on increased penetration of existing markets;
  any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, or cybersecurity incidents;
  noncompliance by us or our Members with any privacy laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of our trademarks and other intellectual property rights;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations or operating results;
  U.S. and foreign laws and regulations applicable to our operations;
  uncertainties relating to the United Kingdom’s vote to exit from the European Union;
  restrictions imposed by covenants in our existing indebtedness;
  risks related to the convertible notes;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our Members;
  product liability claims;
  our incorporation under the laws of the Cayman Islands;
  whether we will purchase any of our shares in the open markets or otherwise; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
	(unaudited)
North America	$214.6	$192.2	$948.3	$840.2
EMEA	232.9	220.3	977.0	868.7
Asia Pacific	280.5	229.7	1,053.4	915.9
Mexico	114.5	108.0	467.9	442.7
China	242.1	217.9	1,007.6	885.9
South and Central America	102.0	125.2	437.6	474.3
Worldwide Net Sales	1,186.6	1,093.3	4,891.8	4,427.7
Cost of Sales	225.9	209.8	919.3	848.6
Gross Profit	960.7	883.5	3,972.5	3,579.1
Royalty Overrides	332.9	310.1	1,364.0	1,254.2
Selling, General and Administrative Expenses	485.5	431.6	1,955.2	1,758.6
Other Operating Income (1)	(5.9)	(7.3)	(29.8)	(50.8)
Operating Income	148.2	149.1	683.1	617.1
Interest Expense, net	37.5	39.8	161.6	146.3
Other Expense (Income), net (2)	(2.7)	(0.4)	57.3	(0.4)
Income Before Income Taxes	113.4	109.7	464.2	471.2
Income Taxes (3)	64.5	173.1	167.6	257.3
Net Income (Loss)	$48.9	$(63.4)	$296.6	$213.9

Weighted-Average Shares Outstanding:
Basic	137.0	145.8	140.2	158.5
Diluted	145.0	145.8	149.5	165.7

Earnings Per Share:
Basic	$0.36	$(0.43)	$2.12	$1.35
Diluted	$0.34	$(0.43)	$1.98	$1.29

(1) Other Operating Income relates to certain China government grant income.

(2) Other Expense (Income), net for the three months ended December 31, 2018 relates to the gain on revaluation of the Contingent Value Rights (CVR) issued in connection with the October 2017 modified Dutch auction tender offer. Other Expense (Income), net for the twelve months ended December 31, 2018 relates to the $13.1 million loss on the extinguishment of a portion of the 2.0% convertible senior notes due 2019 repurchased in March 2018; the $35.4 million loss on extinguishment of the Company's 2017 senior secured credit facility and the $8.8 million loss on revaluation of the CVR. Other Expense, net for the three months and twelve months ended December 31, 2017 relates to the gain on revaluation of the CVR.

(3) Includes the impact of excess tax benefit recognized under ASU 2016-09 of $3.5 million and $4.7 million for the three months ended December 31, 2018 and 2017, respectively; and $53.1 million and $31.1 million for the twelve months ended December 31, 2018 and 2017, respectively.

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	Dec 31,	Dec 31,
	2018	2017

ASSETS
Current Assets:
Cash and cash equivalents	$1,198.9	$1,278.8
Receivables, net	70.5	93.3
Inventories	381.8	341.2
Prepaid expenses and other current assets	153.8	147.0
Total Current Assets	1,805.0	1,860.3

Property, plant and equipment, net	360.0	377.5
Marketing-related intangibles and other intangible assets, net	310.1	310.1
Goodwill	92.9	96.9
Other assets	221.8	250.3
Total Assets	$2,789.8	$2,895.1

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$81.1	$67.8
Royalty overrides	281.4	277.7
Current portion of long-term debt	678.9	102.4
Other current liabilities	547.4	458.9
Total Current Liabilities	1,588.8	906.8

Non-current liabilities:
Long-term debt, net of current portion	1,774.9	2,165.7
Other non-current liabilities	149.5	157.3
Total Liabilities	3,513.2	3,229.8

Commitments and Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	341.5	407.3
Accumulated other comprehensive loss	(209.8)	(165.4)
Accumulated deficit	(526.3)	(248.1)
Treasury stock	(328.9)	(328.6)
Total Shareholders' Deficit	(723.4)	(334.7)

Total Liabilities and Shareholders' Deficit	$2,789.8	$2,895.1

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Twelve Months Ended
	12/31/2018	12/31/2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$296.6	$213.9
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	100.4	99.8
Share-based compensation expenses	35.5	42.1
Non-cash interest expense	63.8	60.2
Deferred income taxes	(8.1)	97.8
Inventory write-downs	17.4	20.7
Foreign exchange transaction loss	8.0	2.4
Loss on extinguishment of debt	48.5	-
Other	7.1	1.9
Changes in operating assets and liabilities:
Receivables	2.8	(22.2)
Inventories	(83.3)	37.9
Prepaid expenses and other current assets	(5.1)	38.3
Accounts payable	21.7	(5.0)
Royalty overrides	22.8	6.0
Other current liabilities	106.8	(17.1)
Other	13.5	14.1
NET CASH PROVIDED BY OPERATING ACTIVITIES	648.4	590.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(84.0)	(95.5)
Other	0.1	0.3
NET CASH USED IN INVESTING ACTIVITIES	(83.9)	(95.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from senior secured credit facility, net of discount	998.1	1,274.0
Principal payments on senior secured credit facility and other debt	(1,237.4)	(494.5)
Proceeds from convertible senior notes	550.0	-
Repurchase of convertible senior notes	(582.5)	-
Proceeds from senior notes	400.0	-
Debt issuance costs	(29.9)	(22.6)
Share repurchases	(750.3)	(844.2)
Proceeds from settlement of capped call transactions	55.9	-
Other	3.0	2.1
NET CASH USED IN FINANCING ACTIVITIES	(593.1)	(85.2)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(51.9)	28.2
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(80.5)	438.6
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	1,295.5	856.9
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$1,215.0	$1,295.5

Cash paid during the year:
Interest paid	$106.1	$100.7
Income taxes paid	$158.9	$158.8

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included in this release adjusted net income and adjusted diluted EPS, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported or forecasted results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported or forecasted results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Company’s definition of adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

The impact of foreign currency fluctuations in Venezuela and the price increases the Company implements as a result of the highly inflationary economy in that market can each, when considered in isolation, have a disproportionately large impact to the Company’s consolidated results despite the offsetting nature of these drivers and that net sales in Venezuela, which represent less than 1% of the Company’s consolidated net sales, are not material to our consolidated results. Therefore, in certain instances, the Company believes it is helpful to provide additional information with respect to these factors as reported and excluding the impact of Venezuela to illustrate the disproportionate nature of Venezuela’s individual pricing and foreign exchange impact to the Company’s consolidated results. However, excluding the impact of Venezuela from these measures is not in accordance with U.S. GAAP and should not be considered in isolation or as an alternative to the presentation and discussion thereof calculated in accordance with U.S. GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
	(in millions)

Net income, as reported	$48.9	$(63.4)	$296.6	$213.9
Expenses incurred responding to attacks on the Company's business model (1) (2)	-	0.8	-	5.0
Expenses related to regulatory inquiries (1) (2)	4.3	3.7	10.4	13.7
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	12.8	12.2	53.5	47.7
China grant income (1) (2)	(5.9)	(7.3)	(29.8)	(50.8)
FTC Consent Order implementation (1) (2) (4)	-	1.0	-	17.7
Contingent Value Rights revaluation (1) (2)	(2.6)	(0.4)	8.8	(0.4)
Loss on extinguishment of convertible debt (1) (2) (5)	-	-	13.1	-
Loss on extinguishment of 2017 senior secured credit facility (1) (2)	-	-	35.4	-
Venezuela devaluation (1) (2)	-	-	4.7	-
Income tax adjustments for above items (1) (2)	2.6	(1.2)	(0.9)	2.6
US Tax Reform impact (6)	29.5	153.3	29.5	153.3
Net income, as adjusted (7)	$89.6	$98.6	$421.3	$402.6

The following table is a reconciliation of diluted shares outstanding, as presented and reported in accordance with GAAP, to adjusted diluted shares outstanding, adjusted to include the impact of outstanding capped call transactions and the impact of outstanding equity awards. The Company's outstanding capped call transactions are anti-dilutive and not included in GAAP earnings per share but are expected to mitigate the dilutive effect of the Company's convertible notes due 2019, if the trading price of the Company's stock exceeds the conversion price, up to a certain level. Therefore, the Company has adjusted the diluted shares outstanding to include the impact of the capped calls, based on the average share price for the period that the capped calls are anti-dilutive.

Outstanding equity awards were excluded from the number of reported diluted outstanding shares for the fourth quarter of 2017 because the Company reported a net loss for the fourth quarter of 2017 and their inclusion would be anti-dilutive. However, because the Company’s adjusted net income for the fourth quarter of 2017, as calculated in the table above, was positive, inclusion of outstanding equity awards would not be anti-dilutive. Therefore, the Company has adjusted the diluted shares outstanding for the fourth quarter of 2017 to include equity awards as set forth below so the calculation of adjusted diluted EPS is not overstated for the fourth quarter of 2017 and such number is comparable to adjusted diluted EPS for the current year period.

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
	(in millions)

Diluted shares outstanding, as reported	145.0	145.8	149.5	165.7
Impact of capped call transactions	(3.4)	-	(2.9)	-
Potential dilutive effect of outstanding equity grants	-	6.8	-	-
Diluted shares outstanding, as adjusted (7)	141.6	152.6	146.5	165.7

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items.

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
	(per share)

Diluted earnings per share, as reported	$0.34	$(0.43)	$1.98	$1.29
Impact of adjusted shares outstanding	0.01	0.01	0.04	-
Diluted earnings per share using adjusted diluted shares outstanding	$0.35	$(0.42)	$2.02	$1.29

Expenses incurred responding to attacks on the Company's business model (1) (2)	-	0.01	-	0.03
Expenses related to regulatory inquiries (1) (2)	0.03	0.02	0.07	0.08
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	0.09	0.08	0.37	0.29
China grant income (1) (2)	(0.04)	(0.05)	(0.20)	(0.31)
FTC Consent Order implementation (1) (2) (4)	-	0.01	-	0.11
Contingent Value Rights revaluation (1) (2)	(0.02)	-	0.06	-
Loss on extinguishment of convertible debt (1) (2) (5)	-	-	0.09	-
Loss on extinguishment of 2017 senior secured credit facility (1) (2)	-	-	0.24	-
Venezuela devaluation (1) (2)	-	-	0.03	-
Income tax adjustments for above items (1) (2)	0.02	(0.01)	-	0.02
US Tax Reform impact (6)	0.21	1.00	0.20	0.92
Diluted earnings per share, as adjusted (7)	$0.63	$0.65	$2.88	$2.43

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the Company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the Company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods.

(2) Excludes tax (benefit)/expense as follows:

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
	(in millions)

Expenses incurred responding to attacks on the Company's business model	$-	$(0.3)	$-	$(1.2)
Expenses related to regulatory inquiries	-	(1.3)	(1.0)	(4.7)
Non-cash interest expense and amortization of non-cash issuance costs	(0.8)	(1.1)	-	-
China grant income	0.9	2.0	8.6	14.6
FTC Consent Order implementation	-	(0.4)	-	(6.0)
Contingent Value Rights revaluation	(0.7)	-	-	-
Loss on extinguishment of convertible debt	1.2	-	-	-
Loss on extinguishment of 2017 senior secured credit facility	1.8	-	(7.4)	-
Venezuela devaluation	0.2	-	(1.1)	-
Total income tax adjustments (7)	$2.6	$(1.2)	$(0.9)	$2.6

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
	(per share)

Expenses incurred responding to attacks on the Company's business model	$-	$-	$-	$(0.01)
Expenses related to regulatory inquiries	-	(0.01)	(0.01)	(0.03)
Non-cash interest expense and amortization of non-cash issuance costs	(0.01)	(0.01)	-	-
China grant income	0.01	0.01	0.06	0.09
FTC Consent Order Implementation	-	-	-	(0.04)
Contingent Value Rights revaluation	-	-	-	-
Loss on extinguishment of convertible debt	0.01	-	-	-
Loss on extinguishment of 2017 senior secured credit facility	0.01	-	(0.05)	-
Venezuela devaluation	-	-	(0.01)	-
Total income tax adjustments (7)	$0.02	$(0.01)	$-	$0.02

(3) Relates to non-cash expense on the Company's 2.00% convertible senior notes due 2019 and the related prepaid forward share repurchase contracts and the 2.625% convertible senior notes due 2024.

(4) Includes $3.0 million of product discounts related to preferred member conversions for the twelve months ended December 31, 2017.

(5) Relates to the loss on the extinguishment of a portion of the 2.00% convertible senior notes due 2019 repurchased in March 2018.

(6) Relates to the income tax effect of the Tax Cuts and Jobs Act on the Company’s Consolidated Financial Statements as of December 31, 2018 and 2017 as discussed in Note 12, Income Taxes, to the Consolidated Financial Statements included in the annual report on form 10-K for the year ended December 31, 2018.

(7) Amounts may not total due to rounding.

The following is a reconciliation of diluted earnings per share guidance, presented in accordance with U.S. generally accepted accounting principles, to adjusted diluted earnings per share guidance for certain items.

	Three Months Ending	Twelve Months Ending
	March 31, 2019	December 31, 2019

Diluted EPS Guidance (1)	$0.51 - $0.61	$2.34 - $2.74
Non-cash interest expense and amortization of non-cash issuance costs (2)	0.07	0.28
Impact of adjusted shares outstanding	0.02	0.06
Expenses related to regulatory inquiries (3)	0.01	0.03
Income tax adjustments for above items	(0.00)	(0.01)
Adjusted diluted EPS guidance (4)	$0.60 - $0.70	$2.70 - $3.10

(1) Excludes the following items that cannot be accurately predicted: any future potential ongoing tax effects from the exercise of equity awards that could impact the Company's tax rate due to the updated stock compensation accounting standard, any future contingent value rights revaluation, benefits from future potential China grant income, any future potential dilution from the Company’s convertible notes due in 2019 and 2024, as well as any impact of the China Growth and Impact Investment Program.

(2) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contracts.

(3) Excludes tax impact of $1.5 million for the twelve months ending December 31, 2019.

(4) Amounts may not total due to rounding.

CONTACT:
Media Contact:
Jennifer Butler
VP, Media Relations
213.745.0420

Investor Contact:
Eric Monroe
Director, Investor Relations
213.745.0449